Exhibit 10.2
EVERBANK FINANCIAL CORP
FIRST AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN
     1. Purpose, History and Effective Date.
          (a) Purpose. The EverBank Financial Corp 2005 Equity Incentive Plan has two complementary purposes:
               (i) to attract and retain outstanding individuals to serve as officers, employees, Directors or consultants; and
               (ii) to increase Shareholder value.
     The Plan shall provide Participants with incentives to increase Shareholder value by offering the opportunity to acquire shares of the Company’s Stock or receive monetary payments based on the value of such Stock on the potentially favorable terms that this Plan provides.
          (b) Effective Date. This Plan shall become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan shall terminate as provided for in Section 13.
     2. Definitions. The following capitalized terms used in this Plan shall have the meanings set forth below:
     “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto. For purposes of this Plan, the term “Affiliate” shall include any subsidiary of the Company and any subsidiary thereof and shall also include BNY Mortgage Company LLC.
     “AMC Acquisition Stock Plan” means that certain AMC Acquisition, Inc. Employee Stock Plan dated July 25, 1994, as amended.
     “Associate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.
     “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or Dividend Equivalent Units.
     “Award Agreement” means a written agreement, contract or other instrument or document evidencing the grant of an Award in such form as the Committee determines from time to time.
     “Beneficial Owner” means, with respect to a Person’s beneficial ownership of the Company’s securities:
          (a) a Person or any of such Person’s Affiliates and Associates who has the right to acquire the Company’s securities (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase;

          (b) a Person or any of such Person’s Affiliates or Associates, who directly or indirectly, has the right to vote or dispose of or has Beneficial Ownership of the Company’s securities pursuant to any agreement, arrangement, understanding or otherwise; or
          (c) a Person who is beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subsentence (b) above) or disposing of any voting securities of the Company.
     “Beneficial Ownership” means a Person who is deemed to have beneficial ownership of the Company’s securities, as determined under Rule 13d-3 under the Exchange Act or any successor rule or regulation thereto.
     “Board” means the Board of Directors of the Company.
     “Business Combination” means any reorganization, consolidation or merger.
     “Change of Control” means the occurrence of any one of the following events:
          (a) Any Person or a group of any Persons acting in concert becomes the Beneficial Owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s Voting Securities.
          (b) There shall be consummated:
               (i) a Business Combination of the Company in which the Company is not the continuing or surviving entity or pursuant to which the Company’s equity securities would be converted into cash, securities or other property, other than a Business Combination in which the holders of the Company’s Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the entity resulting from such initial Business Combination entitled to vote generally in the election of directors (or persons performing comparable functions) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Company Voting Securities; or
               (ii) except as provided in clause (i), any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of at least sixty percent (60%) of the assets of the Company, measured by the aggregate Fair Market Value of such assets; or
          (c) The Shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.
     A Change of Control shall not be deemed to occur on the IPO Date.
     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
     “Committee” means the Compensation Committee of the Board, or a successor committee with the same or similar authority.

     “Company” means EverBank Financial Corp, a corporation organized under the laws of the State of Florida, or any successor thereto.
     “Director” means a member of the Board.
     “Disability” shall have the meaning ascribed to such term in Code Section 22(e)(3), as determined by the Committee.
     “Disinterested Persons” means the Company’s Non-Employee Directors within the meaning of Rule 16b-3 as promulgated under the Exchange Act or any successor rule or regulation thereto.
     “Dividend Equivalent Unit” means the right to receive a payment equal to the cash dividends paid with respect to a Share.
     “EBITDA” means earnings before interest, taxes, depreciation and amortization, as adjusted.
     “Effective Date” means the date the Shareholders approve this Plan.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
     “Fair Market Value” means, per Share on a particular date:
          (a) prior to the IPO Date, the value as determined by the Board in good faith to be reasonable and in compliance with Section 409A of the Code. To the extent consistent with the preceding sentence, in determining Fair Market Value, the Board shall consider the price paid for any of the Company’s securities in a private placement made within the prior twelve (12) months, with appropriate adjustment for any differences in the rights, preferences or privileges of such securities as opposed to a Share, and the Board may, but shall not be required to, rely on the most recent valuation as determined by an independent appraiser;
          (b) on the IPO Date, the price at which a Share is first sold to the public on such date; and
          (c) after the IPO Date:
               (i) if the Stock is listed for trading on the NASDAQ National Market, the last reported sales price on the date in question as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange;
               (ii) if the Stock is not listed or admitted to trading on the NASDAQ National Market, the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange;
               (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by NASDAQ or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale;

               (iv) if on any such date the Stock is not quoted by any such Person, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or
               (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee to be reasonable and in compliance with 409A of the Code.
     “Incentive Stock Option” means an Option that meets the requirements of Code Section 422.
     “IPO” means an initial public offering of the Company’s Voting Shares pursuant to an effective registration statement filed by the Company under the Securities Act, as amended from time to time.
     “IPO Date” means the date on which the Voting Shares are first sold to the public pursuant to an effective registration statement filed by the Company under the Securities Act, as amended from time to time.
     “NASDAQ” the National Association of Securities Dealers, Inc. Automated Quotations System and any successor thereto.
     “Non-Employee Director” means a Director who is not also an employee of the Company or its Affiliates.
     “Option” means the right to purchase Shares at a specified price during a specified period of time.
     “Participant” means an individual selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient.
     “Payment” means a payment or transfer by the Company under the Plan to or for the benefit of a Participant.
     “Performance-Based Compensation” means performance-based compensation as determined under Code Section 162(m).
     “Performance Goals” means any goals established by the Committee that relate to one or more of the following for such period as the Committee specifies:
          (a) revenue;
          (b) EBITDA, as adjusted;
          (c) income before income taxes and minority interests;
          (d) operating income;
          (e) pre- or after-tax income;
          (f) bank deposits;
          (g) number of mortgage loans;
          (h) the value of the Company’s mortgage loan servicing portfolio;

          (i) cash flow;
          (j) cash flow per share;
          (k) net earnings;
          (l) basic or diluted earnings per share;
          (m) return on equity;
          (n) return on assets;
          (o) return on capital;
          (p) growth in assets;
          (q) economic value added;
          (r) Share price performance;
          (s) total Shareholder return;
          (t) improvement or attainment of expense levels;
          (u) market share or market penetration;
          (v) business expansion, and/or acquisitions or divestitures; and/or
          (w) completion or implementation of certain business projects or initiatives.
     The Committee may specify at the time of making an Award that the Performance Goals are to be measured for an individual, the Company, for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, and/or that the Performance Goals are to be measured either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. In the case of Awards that the Committee determines shall not be considered Performance Based Compensation, the Committee may establish other Performance Goals not listed in this Plan.
     “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.
     “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof.
     “Plan” means this EverBank Financial Corp 2005 Equity Incentive Plan, as may be amended from time to time.
     “Registration Event” means the date the Company files an effective registration statement under the Exchange Act, including in connection with an IPO or under Section 12(g) of the Exchange Act.

     “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.
     “Restricted Stock Unit” means a right granted to a Participant to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service, certain restrictions and risk of forfeiture.
     “Retirement” means, unless the Committee determines otherwise in an Award Agreement, termination of employment from the Company and its Affiliates on or after age sixty-five (65) with five (5) years of continuous service with the Company and its Affiliates.
     “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.
     “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
     “Securities Act” means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes any successor provision and the regulations and rules promulgated under such provision.
     “Share” means a share of Stock.
     “Shareholder” means a Person that is an owner of Stock on the Company’s books and records.
     “Stock” means the common stock of the Company.
     “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.
     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.
     “Voting Securities” means Stock, the Shareholders of which are presently entitled to vote for the election of Directors and on certain other matters required by the Florida Business Corporation Act, as amended.
     3. Administration.
          (a) Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan and all Awards, including, but not limited to, the authority to:
               (i) interpret the provisions of this Plan or any Award Agreement;
               (ii) prescribe, amend and rescind rules and regulations relating to this Plan;

               (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or Award Agreement in the manner and to the extent the Committee deems desirable to carry this Plan, such Award or such Award Agreement into effect; and
               (iv) make all other determinations as may be necessary or advisable to administer this Plan.
          All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and any other individual with a right under the Plan or under any Award.
          The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3(a)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
          (b) Delegation to Other Committees or Chief Executive Officer. The Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are Section 16 Participants at the date of grant, or (b) who as of the date of grant are reasonably anticipated to be become “covered employees” (as defined in Code Section 162(m)(3)) during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.
          (c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all:
               (i) costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award; and
               (ii) amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith.
     This subsection (c) shall apply to members of the Board and the Committee provided that upon the institution of any such action, suit or proceeding a Board or Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf.
     4. Eligibility. The Committee may designate any of the following as a Participant from time to time:
          (a) any officer or other employee of the Company or any of its Affiliates;

          (b) an individual that the Company or an Affiliate has engaged to become an officer or other employee;
          (c) a Non-Employee Director; or
          (d) a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor.
     The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year.
     5. Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or an Affiliate may receive grants of Incentive Stock Options. A Participant who is a service provider to an Affiliate may be granted Options or SARs only if the Company is an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E). Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Awards granted under the Plan shall be evidenced by an Award Agreement except to the extent the Committee provides otherwise.
     6. Shares Reserved under this Plan.
          (a) Plan Reserve. Subject to adjustment as provided in Section 15, an aggregate of One Million (1,000,000) Shares are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards.
          (b) Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a). Shares delivered to the Company in payment of the exercise price of an Award may again be used for new Awards under this Plan under Section 6(a).
          (c) Participant Limitations. Subject to adjustment as provided in Section 15, no Participant may be granted Awards that could result in such Participant:
               (i) receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than two hundred fifty thousand (250,000) Shares;
               (ii) receiving in any calendar year Awards of Restricted Stock relating to more than two hundred fifty thousand (250,000) Shares;
               (iii) receiving in any calendar year Awards of Performance Shares, the value of which is based on the Fair Market Value of a Share, for more than two hundred fifty thousand (250,000) Shares;
               (iv) receiving in any calendar year Awards of Performance Units, the value of which is not based on the Fair Market Value of a Share, that could result in a payment of more than two hundred fifty thousand dollars ($250,000).
     7. Options. Subject to the terms of this Plan, the Committee shall determine all terms and conditions of each Option, including, but not limited to, the following:

          (a) Incentive Stock Option.
               (i) In General. The Committee shall determine whether an Option is an Incentive Stock Option, or a “nonqualified stock option” that does not meet the requirements of Code Section 422.
               (ii) Fair Market Value of Incentive Stock Option. In the case an Option is an Incentive Stock Option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which all Incentive Stock Options are first exercisable by the Participant during any calendar year (under this Plan and under all other Incentive Stock Option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds One Hundred Thousand Dollars ($100,000), such Option automatically shall be treated as a “nonqualified stock option” to the extent this limit is exceeded.
          (b) Number Of Shares. The Committee shall determine the number of Shares subject to the Option.
          (c) Exercise Price. The Committee shall determine the exercise price per Share, which may not be less than the Fair Market Value of a Share as determined on the date of grant; provided that:
               (i) no Incentive Stock Option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant; and
               (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price per Share be less than the Fair Market Value of a Share as determined on the date of grant).
          (d) Terms And Conditions Of Exercise. The Committee shall determine the terms and conditions of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals or may provide for an acceleration of the exercisability upon the Participant’s death, Disability or Retirement.
          (e) Termination Date. The Committee shall determine the termination date, except that each:
               (i) Option must terminate no later than the tenth (10th) anniversary of the date of grant; and
               (ii) Incentive Stock Option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than the fifth (5th) anniversary of the date of grant.
          (f) Exercise Period. The Committee shall determine the exercise period following a Participant’s termination of employment or service.

          (g) Section 409A Limitations. No Option shall (i) include Dividend Equivalent Units or (ii) provide for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option.
     In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422, except to the extent the Committee determines otherwise.
     8. Stock Appreciation Rights. Subject to the terms of this Plan, the Committee shall determine all terms and conditions of each SAR, including, but not limited to, the following:
          (a) Relation Of SAR To Options.
               (i) In General. The Committee shall determine whether the SAR is granted independently of an Option or relates to an Option.
               (ii) SAR Grant in Relation to Option. If a SAR is granted in relation to an Option, then, unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option.
               (iii) Exercise of SARs. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.
          (b) Number Of Shares. The Committee shall determine the number of Shares to which the SAR relates.
          (c) Grant Price. The Committee shall determine the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.
          (d) Exercise Or Maturity. The Committee shall determine the terms and conditions of exercise or maturity, which may include a provision that accelerates the exercisability of the SAR upon the Participant’s death, Disability or Retirement.
          (e) Term. The Committee shall determine the term, provided that an SAR must terminate no later than the tenth (10th) anniversary of the date of grant.
          (f) Means Of Settlement. The Committee shall determine whether the SAR shall be settled in cash, Shares or a combination thereof.
          (g) Section 409A Limitations. No SAR shall (i) include Dividend Equivalent Units or (ii) provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the SAR.
     9. Performance Awards. Subject to the terms of this Plan, the Committee shall determine all terms and conditions of each award of Performance Shares or Performance Units, including, but not limited to, the following:

          (a) The number of Shares and/or units to which such Award relates, and with respect to Performance Units, whether the value of each unit shall be based on the Fair Market Value of one or more Shares, the average of the Fair Market Value of one or more Shares over such period as the Committee specifies, or such other value as the Committee specifies in the Award Agreement.
          (b) One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award.
          (c) Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.
          (d) With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.
     10. Restricted Stock or Restricted Stock Unit Awards. Subject to the terms of this Plan, the Committee shall determine all terms and conditions of each Award of Restricted Stock or Restricted Stock Units, including, but not limited to, the following items:
          (a) Number Of Shares. The Committee shall determine the number of Shares to which such Award relates.
          (b) Lapse Of Restrictions; Vesting.
               (i) In General. The Committee shall determine: (A) the period of time over which the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse; and (B) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies.
               (ii) Award Granted on or after IPO Date. Subject to the provisions of Section 10(c), an Award granted on or after the IPO Date that is subject to the achievement of Performance Goals must have a restriction or vesting period of at least one (1) year, and an Award that is not subject to Performance Goals must have a restriction or vesting period of at least three (3) years. Notwithstanding the foregoing, if the Committee determines in its sole discretion that an Award of Restricted Stock or Restricted Stock Units is granted to a Participant in lieu of cash compensation (including, but not limited to, bonus cash compensation), the Committee may impose such restriction or vesting period on such Award as it determines and in accordance with Section 409A, to the extent applicable.
          (c) Acceleration of Lapse or Vesting. The Committee shall determine whether all or any portion of the restrictions or vesting schedule imposed on the Award shall lapse or be accelerated upon a Participant’s death, Disability or Retirement; provided that any such acceleration does not result in a violation of Code Section 409A.
          (d) Means of Settlement. With respect to Restricted Stock Units, the Committee shall determine whether to settle such Awards in cash, Shares, or a combination of cash and Shares.
          (e) Registration of Certificates. With respect to Restricted Stock, the Committee shall determine: (i) the manner of registration of certificates for such Shares; and (ii) whether to hold such Shares in book-entry form or in escrow pending lapse of the restrictions or to issue such Shares with an appropriate legend referring to such restrictions.

          (f) Dividends and Voting Rights. The Committee shall specify in each Award whether dividends paid with respect to an Award of Restricted Stock shall be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate. Unless the Committee provides otherwise in an Award, there will be no dividend or voting rights with respect to Restricted Stock prior to vesting.
     11. Dividend Equivalent Units. Subject to the terms and conditions of this Plan, the Committee shall determine all terms and conditions of each award of Dividend Equivalent Units, including, but not limited to, whether such Award shall be granted in tandem with another Award, and the form, timing and conditions of payment. Unless otherwise provided in the Award, Dividend Equivalents Units will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividend Equivalents Units is no longer subject to a substantial risk of forfeiture.
     12. Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.
     13. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
          (a) Term of Plan. This Plan shall terminate on the tenth (10th) anniversary of the Effective Date unless the Board or Committee earlier terminates this Plan pursuant to Section 13(b).
          (b) Termination and Amendment of Plan. The Board or the Committee may amend, suspend or terminate this Plan at any time, subject to the following limitations:
               (i) the Board must approve any amendment, suspension or termination of this Plan to the extent the Company determines such approval is required by: (A) action of the Board; (B) applicable corporate law; (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded; or (D) any other applicable law;
               (ii) Shareholders must approve any amendment of this Plan if, but only if, the Company determines such approval is required by: (A) Section 16 of the Exchange Act; (B) the Code; (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded; or (D) any other applicable law; and
               (iii) Shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 15); or (B) an amendment to the provisions of Section 13(e).
          (c) Amendment, Modification or Cancellation of Awards.
               (i) In General. Except as provided in Section 13(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award.
               (ii) Mutual Agreement. The terms and conditions applicable to any Awards may, at any time, be amended, modified or canceled by mutual agreement between the Committee and the

Participant; provided, that any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 15).
               (iii) No Participant Consent. The Committee shall not be required to obtain Participant (or other interested Person) consent for the:
                    (A) amendment to or modification or cancellation of an Award pursuant to the provisions of Section 15(a) or 15(c); or
                    (B) the modification of an Award to the extent deemed necessary to comply with: (I) any applicable law; (II) the listing requirements of any principal securities exchange or market on which the Shares are then traded; or (III) to preserve favorable accounting treatment of any Award for the Company.
          (d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 13 shall extend beyond the date of this Plan’s termination. Termination of this Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
          (e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 15, neither the Committee nor any other Person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.
          (f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may:
               (i) provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom; and
               (ii) approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes.
     Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country shall not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 13(b)(ii).
     14. Taxes.
          (a) Withholding Right. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. To the extent reasonably practicable under the circumstances, the Company will use reasonable efforts to provide advance notice of withholding.

          (b) Use of Shares to Satisfy Tax Withholding. The Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with an Award by electing to:
               (i) have the Company withhold Shares otherwise issuable under the Award;
               (ii) tender back Shares received in connection with such Award; or
               (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld.
     Notwithstanding the foregoing, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.
     15. Adjustment Provisions; Change of Control.
          (a) Adjustment of Shares.
               (i) Trigger Event; Adjustment. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 15(c), the Committee may, in such manner as it may deem equitable, adjust any or all of:
                    (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(c)), and which may after the event be made the subject of Awards under this Plan;
                    (B) the number and type of Shares subject to outstanding Awards; and
                    (C) the grant, purchase or exercise price with respect to any Award.
     Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding options or SARs that would constitute a modification or substitution of the stock right under Section 409A that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.
               (ii) Cash Payment Provision. Regardless of whether Section 15(a)(i) is triggered, the Committee may make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective); provided, that if such transaction or event constitutes a Change of Control, then such payment shall be at least as favorable to the holder as the amount the holder could have received in respect of such Award under Section 15(c). Notwithstanding the foregoing, the

Committee shall make any payments only in a manner that would not result in a violation of Code Section 409A.
               (iii) Incentive Stock Options. With respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b).
               (iv) Number of Shares. The number of Shares subject to any Award payable or denominated in Shares must always be a whole number.
               (v) Substitution. Subject to Participants’ rights under Section 15(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or shall be entitled in respect of each Share pursuant to the transaction.
          (b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of Awards under this Plan upon such terms and conditions as the Committee may deem appropriate.
          (c) Change of Control.
               (i) The Committee may specify, either in an Award Agreement or at the time of a Change of Control, whether an outstanding Award shall become vested and/or payable, in whole or part, as a result of the Change of Control, and whether such Award shall be cancelled as of, or within a specified period after, the date of the Change of Control.
               (ii) Without limiting the foregoing, the Committee may specify that:
                    (A) if, in connection with the Change of Control, the Options and SARs issued under the Plan are not assumed, or if substitute Options and SARs are not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Award prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Participant as of the date of the Change of Control, including, but not limited to, if the Change of Control occurs after the IPO Date, the right of the Participant after the IPO Date to receive shares upon exercise of the Option or SAR that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option or SAR that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within thirty (30) days after the Change of Control (but not beyond the Option’s or SAR’s expiration date), to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option or SAR (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award. If the Committee so determines prior to the Change of Control, any such Option or SAR that is not exercised or surrendered prior to the end of such thirty (30)-day period shall be cancelled.

                    (B) if, in connection with a Change of Control that occurs after the IPO Date, the Shares issued to a Participant as a result of the accelerated vesting or payment of a Restricted Stock Award, Performance Share Award, Restricted Stock Unit Award, Performance Unit Award or Dividend Equivalent Award under this subsection (c) are not registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of such Shares shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within thirty (30) days after the Change of Control, to receive, in exchange for the surrender of such Shares an amount of cash equal to the greater of the Fair Market Value of a Share on the Change of Control date or the Fair Market Value of such Share on the date of surrender.
     16. Miscellaneous.
          (a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, but not limited to, provisions for:
               (i) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines and in accordance with Section 409A, including, but not limited to:
                    (A) the form and manner of the deferral election;
                    (B) the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred,; and
                    (C) the permitted distribution dates or events (provided that if Shares would have otherwise been issued under an Award but for the deferral described in this paragraph, then such Shares shall be treated as if they were issued for purposes of Sections 6(a));
               (ii) the payment of the purchase price of Options by:
                    (A) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or
                    (B) delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;
               (iii) conditioning the grant or benefit of an Award on the Participant’s agreement to comply with covenants not to compete, not to solicit employees and customers and not to disclose confidential information that may be effective during or after the Participant’s employment or service, and/or provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award as a result of the breach of such covenant;
               (iv) restrictions on resale or other disposition of Shares, including imposition of a retention period; and
               (v) compliance with federal or state securities laws and stock exchange requirements.

          (b) Employment or Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:
               (i) a Participant who transfers employment between the Company and any Affiliate of the Company, or between the Company’s Affiliates, shall not be considered to have terminated employment;
               (ii) a Participant who ceases to be a Non-Employee Director, consultant or advisor because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director, consultant or advisor with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
               (iii) a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a Non-Employee Director of any Affiliate, or a consultant or advisor to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant or advisor to, the Company and its Affiliates has ceased; and
               (iv) a Participant employed by an Affiliate of the Company shall be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.
          (c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities shall be canceled, terminated or otherwise eliminated.
          (d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.
          (e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.
          (f) Special Provisions Related to Section 409A of the Code.
               (i) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Awards shall be construed in a manner that effects such intent.

Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
               (ii) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award that is permissible under Section 409A, or such later date as may be required under subsection (iii) below. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.
               (iii)  Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.
               (iv) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

               (v) Anti-Acceleration Rules. Notwithstanding anything in the Plan, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.
          (g) Governing Law. This Plan, all amendments to this Plan and all agreements under this Plan, shall be construed in accordance with and governed by the laws of the State of Florida, without reference to any conflict of law principles. By accepting the issuance of an Award, the Participant agrees on behalf of himself and his heir, legatees and legal representatives, and the Company agrees that the exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement shall be a court sitting in the County of Duval, or the Federal District Court for the Middle District of Florida sitting in the County of Duval, in the State of Florida, and further agrees that any such action may be heard only in a “bench” trial, and agrees to waive its right to assert a jury trial.
          (h) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
          (i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.
          (j) Severability. If any provision of this Plan or any Award Agreement or any Award: (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award; or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award shall remain in full force and effect.
The foregoing is hereby acknowledged as being the EverBank Financial Corp First Amended and Restated 2005 Equity Incentive Plan as adopted by the Committee on December 30, 2008, and effective as of adoption.

EVERBANK FINANCIAL CORP

By:	/s/ Thomas A. Hajda

Its:	Senior Vice President